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                                                                    EXHIBIT 21.1

                          INFOUSA INC. AND SUBSIDIARIES
                     SUBSIDIARIES AND STATE OF INCORPORATION

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
American Business Communications, Inc.                                Delaware

infoUSA Marketing, Inc.                                               Delaware

CD ROM Technologies                                                   Delaware

infoUSA Inc.                                                          Delaware

Database America Companies, Inc.                                      New Jersey

Database Holdings, Inc.                                               Delaware

Walter Karl, Inc.                                                     New York

Strategic Information Management, Inc.                                Delaware

VideoYellowPages.Com, Inc.                                            Delaware

infoUSA.Com, Inc.                                                     Delaware

DM Holdings, Inc.                                                     Delaware

Donnelley Marketing Holdings, Inc.                                    Delaware

Donnelley Marketing, Inc.                                             Delaware
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